SEPARATION AGREEMENT
                              --------------------


         This SEPARATION AGREEMENT, dated as of April 30, 1998, is made and entered into among Lexmark International, Inc., a Delaware corporation ("LII"), Lexmark International Group, Inc., a Delaware corporation ("Group"), and John A. Stanley (the "Employee").

                               W I N E S S E T H:
                               ------------------

         WHEREAS, LII, Group and Employee desire to enter into a separation agreement and general release and covenant not to sue agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the parties hereto hereby agree as follows:

         1. Term.
            ---- This Agreement shall take effect on the Retirement Date (as defined below) and, except as otherwise provided herein, shall remain in effect until and including February 12, 2003 (such period being referred to herein as the "Restricted Period").

         2.  Retirement.
             ---------- Employee hereby retires and resigns as Chairman of Lexmark International, Ltd. and President and Chief Executive of Lexmark Europe, effective as of April 30, 1998 (the "Retirement Date"), positions Employee has held pursuant to the Letter of Employment dated October 1, 1995 and subsequently amended on April 1, 1997 (such Letter of Employment as so amended, the "Employment Agreement"). Employee also hereby retires and resigns from any other officer, director or management position held in any of Group's subsidiaries or affiliates.

         3. Termination  Payments.
            --------------------- In order to satisfy the Company's (as defined in the Employment Agreement) requirements in, and as a consequence of, the Employment Agreement, LII hereby agrees to pay to Employee (pound)314,046 in a single lump sum (less applicable withholding) (the "Payment Date"), pursuant to the written wire transfer instructions attached hereto as Annex A. Employee acknowledges and agrees that such amount includes: (i) the greater of (a) the termination indemnity provided under the laws of the United Kingdom and (b) an amount equal to one year of Employee's salary as provided in the Employment Agreement, and, to the extent such payment is not the greater of (a) and (b), Employee waives such provision in the Employment Agreement and accepts such amount in full satisfaction of the termination payment; (ii) vacation days earned by Employee and not taken; (iii) 10% national insurance contribution and
(iv) Employee's Pro-Rata Share of his annual bonus as determined by the Employment Agreement for a termination prior to the end of the first six months of the year. Employee hereby waives the provision in the Employment Agreement requiring such Pro-Rata Share to be paid on the date of termination and acknowledges and agrees that LII shall be entitled to pay the Pro-Rata Share to Employee on the Payment Date. Such payment will be subject to regular payroll deductions and tax withholdings.

         4.       Options and Other Awards.
                  ------------------------

                  (a) Stock Options.
                      ------------- On November 15, 1995, Employee was granted 45,000 stock options pursuant to Group's Stock Incentive Plan (the "Plan"), of which 27,000 remain unvested. On February 12, 1997, Employee was granted 20,000 stock options pursuant to the Plan, of which 16,000 remain unvested. On February 10, 1998, Employee was granted 4,723 stock options pursuant to the Plan ("reload options"), all of which are vested but will not become exercisable until August 12, 1998. On February 12, 1998, Employee was granted 10,000 stock options pursuant to the Plan, all of which remain unvested. As part of this Agreement, all such unvested and unexercisable stock options shall continue to be issued and outstanding under the Plan and shall continue to vest and become exercisable by Employee, as per the vesting schedules in the stock option agreements entered into between Group and Employee representing such stock options, and such reload options shall continue to be exercisable; provided that, any and all such stock options not exercised on or before April 30, 2003, shall expire and be canceled and forfeited by Employee. Notwithstanding the above and the terms of any such stock option agreement, Employee shall no longer be entitled to receive any Reload Options (as such term is defined in such stock option agreements).

                  (b) Restricted Stock Units.
                      ----------------------  On February 12, 1998, Employee was
granted 2,250 restricted stock units pursuant to the Plan, all of which remain unvested. As part of this Agreement, all such restricted stock units shall continue to be issued and outstanding under the Plan and shall continue to vest as per the vesting schedule in, and be subject to, the restricted stock award agreement to be entered into between Group and Employee representing such restricted stock units.

                  (c) Performance Award.
                      -----------------  On July 31, 1997,  Employee was granted performance units under Group's Stock Incentive Plan. Pursuant to this Agreement, Employee shall continue to be entitled to hold a pro rata portion of his original grant of performance units equal to 1/3 of the amount previously granted and in connection therewith to receive a certain number of shares of Group's Class A Common Stock and a cash payment upon expiration of the performance period (January 1, 1997 through December 31, 2000) and achievement of certain performance goals and subject to and in accordance with the terms of the long term incentive award agreement to be entered into between Group and Employee representing the grant of such performance units.

         Notwithstanding  any  provision  of  this  Agreement,   Employee  shall
continue to be subject to the prohibition against "short swing profits" applicable to insiders of Group for a period of six (6) months following February 11, 1998. In order to facilitate compliance with this laws, Employee agrees not to engage in any transaction involving Group's Class A Common Stock until August 12, 1998, without first obtaining the approval of the General

Counsel of Group. After receiving such approval and during such period, Employee agrees to report the details of all transactions, as soon as consummated, to the General Counsel of Group.

         5. Other Payments and Benefits.
            --------------------------- Employee acknowledges and agrees that no other payments or benefits are owing or are to be paid or given to Employee by the Company, LII or Group pursuant to the Employment Agreement or otherwise, other than (i) as specifically set forth herein and (ii) such benefits, and payments under pension plans, as Employee in the ordinary course as a retiree of the Company would be entitled to receive.

         6. Consulting Appointment.
            ----------------------

                  (a)   Appointment.
                        -----------    Employee   hereby   agrees,   upon   the
effectiveness of his retirement as specified above, to provide up to 60 days per year of consulting services to LII and Group and their subsidiaries, and LII and Group hereby retains Employee (in such capacity, "Consultant") to provide such services, as may be specified by LII or Group from time to time, during the term of this Agreement, as an independent contractor.

                  (b) Services.
                      -------- Consultant hereby accepts said appointment and agrees to make available to LII, Group and their subsidiaries, on request of LII, Consultant's advice, expertise and experience for purposes of aiding the conduct of the business of Employer, Group and their subsidiaries.

                  (c)  Independent  Contractor.
                       ----------------------- It is expressly understood and agreed that in performing his obligations under this Agreement, Consultant shall act solely as an independent contractor and not as an employee of the Company and is not entitled to any employee benefits from the Company. Consultant is not and shall not hold himself out to be an agent of the Company for any purpose whatsoever, and Consultant shall not create any obligations for the Company or bind or attempt to bind the Company in any manner whatsoever.

                  (d) Remuneration.
                      ------------ As compensation for the consulting services and other covenants and agreements hereunder, LII shall pay to Consultant consulting fees in the amount of $1,500 per day for each day Consultant provides consulting services upon the request of LII.

                  (e)  Expenses.
                       -------- LII shall reimburse the Consultant for reasonable travel, lodging and meal expenses incurred by him in connection with his performance of consulting services hereunder at the request of LII, upon submission of evidence satisfactory to LII of the incurrence and purpose of each such expenses.

         7.  Unauthorized  Disclosure.
             ------------------------ During the Restricted Period, Employee shall not, without the written consent of LII's Board, the General Counsel of LII, or the Chief Executive Officer of LII, disclosure to any person (other than an employee or director of LII or Group or any of their subsidiaries) any confidential or proprietary information, knowledge or data that is not theretofore publicly known and in the public domain, or obtained by him while in the employ of the Company, LII or Group or any of their subsidiaries or affiliates, or as a consultant for LII, Group and any of their subsidiaries, with respect to LII or Group or any of its subsidiaries or affiliates or with respect to any products, improvements, formulas, recipes, designs, processes, customers, methods of sales, distribution, operation or manufacture, sales, prices, profits, costs, contracts, suppliers, business prospects, business methods, techniques, research, plans, strategies, personnel, organization, trade secrets or know-how of LII or Group or any of their subsidiaries or affiliates (collectively, "Proprietary Information"), except as may be required by law or in connection with any judicial or administrative proceedings or inquiry.

         8.  Non-Competition.
             ---------------


                  (a) During the Restricted Period, Employee shall not, engage directly or indirectly in, become employed by, serve as an agent or consultant to, or become a partner, principal or stockholder of, any partnership, corporation or other entity which competes with a business that represents 5% or more of the aggregate gross revenues of LII and its subsidiaries and which is then engaged in such competition in any geographical area in which LII or any of its subsidiaries is then engaged in such business, without first obtaining written approval from LII, provided that the Employee's ownership is less than
                            --------
1% of the issued and outstanding stock of any corporation whose stock is traded on an established securities market shall not constitute competition with LII. LII may grant or deny such approval in its sole discretion.

                  (b) During the Restricted Period, Employee will not serve as a director of any corporation without first obtaining written approval from LII, except that Employee shall be entitled to continue to serve as a director of Complete Business Solutions Inc. and Kew Place. LII may grant or deny such approval in its sole discretion.

         9. Non-Interference.
            ---------------- During the Restricted Period, Employee will not, directly or indirectly, for his own account or the account of any other person or entity, (a) employ in a business of the kind in which LII is engaged, or solicit or endeavor to entice away from LII, or otherwise intentionally interfere with LII's relationship with, any person or entity who or which is at the time employed by or otherwise engaged to perform services for LII or (b) intentionally interfere with LII's relationship with any person or entity who or which is, or has been within the previous 36 months, a customer, client or supplier of LII.

         10. Return of  Documents.
             -------------------- Employee has or promptly will deliver to the Company or LII all non-personal documents and data of any nature pertaining to his work with the Company, LII or Group (or any of their subsidiaries), and Employee will not take with him any documents or data of any description or any reproduction thereof, or any documents containing or pertaining to any Proprietary Information. Consultant will promptly, after the expiration of the Restricted Period or upon violation of this Agreement, whichever is earlier, again comply with this Section 10.

         11.  Forfeiture  of Options and Other  Awards and Option and Share Gain
              ------------------------------------------------------------------
for  Breach of this  Agreement.
------------------------------ If Employee violates any provision of this Agreement, then: (1) all unexercised options and all restricted stock units and performance units (and the right to receive cash compensation in connection with such performance units) held by Employee shall terminate and be forfeited by Employee, effective the date on which Employee violates this Agreement, unless terminated sooner by operation of this Agreement; (2) any option gain (such gain represented by the closing market price on the date of exercise over the exercise price, multiplied by the number of options exercised ("option gain"), without regard to any subsequent market price decrease or increase) realized by Employee from exercising all or a portion of Employee's options within 18 months prior to Employee's violation of this Agreement; (3) any shares of Class A Common Stock received by Employee upon the vesting of restricted stock units or payout of performance units (the "Employee Shares") and cash compensation in connection with such performance units received by Employee within 18 months prior to Employee's violation of this Agreement shall be forfeited and paid by Employee to LII; and (4) if Employee sells any of the Employee Shares, any gain (such gain represented by the difference between the closing market price on the date Employee became entitled (i.e., vesting or end of the performance period) to receive the Employee Shares and the date on which Employee sold such Shares) realized by Employee within 18 months prior to Employee's violation of this Agreement shall be paid by Employee to LII.

         12. Condition to Payments and Continued Vesting. --------------------------------------------- LII's obligations hereunder to make any payments and to permit the continued vesting of Employee's stock options and restricted stock units shall be conditioned upon LII's receipt of an appropriately signed and not revoked "General Release and Covenant Not to Sue" in form and substance satisfactory to LII, an executed, final copy of which is to be attached hereto as Exhibit A.

         13.  Assumption  of  Agreement.
              ------------------------- LII will request any successor (by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of LII, by agreement in form and substance reasonably satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that LII would be required to perform it if no such succession had taken place; provided, however, that the
                                                     --------  -------
Employee shall only be bound to any successor to LII by the terms of this Agreement or any subsequent agreement contemplated by this

Section 13 for as long as Dr. Paul J. Curlander, Kathleen J. Affeldt or Vincent J. Cole are responsible for the interpretation and enforcement of this Agreement for such successor entity.

         14. Entire Agreement.
             ---------------- Except as otherwise expressly provided herein, this Agreement and the General Release and Covenant Not to Sue constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and all promises, representations, understandings, arrangements and prior agreements relating to such subject matter (including those made to or with Employee by any other person or entity) are superseded hereby.

         15. Miscellaneous.
             -------------

                  (a) Binding  Effect.
                      --------------- This Agreement shall be binding on and inure to the benefit of LII and its successors and assigns, subject to Section 13 above. This Agreement shall also be binding on and inure to the benefit of Employee and his heirs, executors, administrators and legal representatives.

                  (b)  Governing  Law.
                       -------------- This Agreement shall be governed by and constructed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws.

                  (c) Taxes.
                      ----- LII may, in its discretion, withhold monies from any payments made under the Agreement for purposes of U.S. federal, state, city, United Kingdom or other applicable taxes or social security, insurance or governmental regulation or ruling.

                  (d)  Amendments.
                       ---------- No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is approved by LII's Board or Chief Executive Officer and is agreed to in writing by the Employee and Chief Executive Officer of LII. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No waiver of any provision of this Agreement shall be implied from any course of dealing between or among the parties hereto or from any failure by any party hereto to assert its rights hereunder on any occasion or series of occasions.

                  (e)  Severability.
                       ------------ In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

                  (f)  Notices.
                       ------- Any notice or other communication required or permitted to be delivered under this Agreement shall be (i) in writing, (ii) delivered personally, by courier service or by certified or registered mail, first-class postage prepaid and return receipt requested, (iii) deemed to have been received on the date of delivery or on the third business day after the mailing thereof, and (iv) addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

                           (A) if to LII or Group, to it at:

                                    One Lexmark Centre Drive
                                    740 New Circle Road N.W.
                                    Lexington, Kentucky 40550
                                    Attention:  General Counsel
                                    ---------

                           (B) if to the Employee,  to him at the address listed
                               on the  signature page hereof.

                  (g)   Survival.  Sections 7 and 11 of this  Agreement
                        --------
shall  survive  the  expiration  of the Restricted Period.

                  (h)   Counterparts.
                        ------------  This   Agreement   may  be  executed  in
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                  (i)   Headings.
                        -------- The section and other headings contained in this Agreement are for the convenience of the parties only and are not intended to be a part hereof or to affect the meaning or interpretation hereof.

         IN WITNESS WHEREOF, LII and Group have duly executed this Agreement by their authorized representatives and the Employee has hereunto set his hand, in each case effective as of the date first above written.

                                       LEXMARK INTERNATIONAL, INC.


                                       By:   /s/ Paul J. Curlander
                                           --------------------------------
                                           Paul J. Curlander
                                           President and Chief Executive Officer

                                       LEXMARK INTERNATIONAL GROUP, INC.


                                       By:  /s/ Paul J. Curlander
                                           --------------------------------
                                           Paul J. Curlander
                                           President and Chief Executive Officer



                                       EMPLOYEE


                                         /s/ John A. Stanley
                                       ---------------------------------
                                       John A. Stanley